Exhibit 99.1

Audited Financial Statements of Auctane LLC at December 31, 2013 and for the year ended December 31, 2013.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and
Members of Auctane LLC dba ShipStation

Report on the Financial Statements

We have audited the accompanying financial statements of Auctane LLC, dba ShipStation, which comprise the balance sheet as of December 31, 2013, and the related statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Auctane LLC, dba ShipStation as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

As discussed in note 8, Stamps.com acquired Auctane LLC, dba ShipStation, effective June 10, 2014.

PMB Helin Donovan, LLP

Austin, Texas
August 7, 2014

AUCTANE LLC dba SHIPSTATION
BALANCE SHEET
DECEMBER 31, 2013

ASSETS
CURRENT ASSETS
Cash	$1,019,894
Accounts receivable	324,058
Other receivables	20,513

Total current assets	1,364,465

PROPERTY AND EQUIPMENT, NET	87,271

OTHER ASSETS	36,525

Total assets	$1,488,261

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$135,840
Accrued lease liabilities, current portion	18,472
Deferred revenue	191,949
Other accrued expenses	120,874

Total current liabilities	467,135

ACCRUED LEASE LIABILITIES, net of current portion	12,446

Total liabilities	479,581

MEMBERS' EQUITY	1,008,680

Total liabilities and members' equity	$1,488,261

AUCTANE LLC dba SHIPSTATION
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013

REVENUE
Service	$4,246,563
Insurance	759,889
Other	81,965

Total revenue	5,088,417

COST OF REVENUES	1,331,686

GROSS PROFIT	3,756,731

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,663,424

INCOME FROM OPERATIONS	1,093,307

OTHER INCOME	2,678

INCOME BEFORE INCOME TAXES	1,095,985

INCOME TAXES	30,871

NET INCOME	$1,065,114

AUCTANE LLC dba SHIPSTATION
STATEMENT OF CHANGES IN MEMBERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2013

Balance at December 31, 2012	$91,718

Capital contributed	10,000
Member distributions	(144,819)
Notes receivable from Members	(13,333)
Net income	1,065,114

Balance at December 31, 2013	$1,008,680

AUCTANE LLC dba SHIPSTATION
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,065,114
Adjustments to reconcile change in net income to net cash provided by operating activities
Depreciation	16,599
Changes in operating assets and liabilities
Accounts receivable	(195,237)
Other receivables	(20,513)
Other assets	(5,591)
Accounts payable	74,310
Accrued lease liabilities	30,918
Deferred revenue	137,542
Other accrued expenses	88,530

Net cash provided by operating activities	1,191,672

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(84,191)

CASH FLOWS FROM FINANCING ACTIVITIES
Member distributions	(144,819)

NET CHANGE IN CASH AND CASH EQUIVALENTS	962,662

CASH
Beginning of year	57,232

End of year	$1,019,894

SUPPLEMENTARY CASH FLOW INFORMATION
Capital contributed through short term note receivable	$10,000
Interest paid	$-
Income taxes paid	$26,687

AUCTANE LLC DBA SHIPSTATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2013

NOTE 1 – OPERATIONS

Auctane LLC, dba ShipStation, (the “Company”) is a privately held web-based software solution designed to help online retailers organize, fulfill and ship their orders quickly and easily. Founded in 2011 and incorporated in Texas, ShipStation supports automatic order importing from leading online international marketplaces and shopping carts. ShipStation offers multi-carrier shipping options and automation features that allow customers to optimize their shipping.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting – The financial statements have been prepared on the accrual basis of accounting, under which revenues are recognized when they are earned and expenses are recognized when the related liabilities are incurred.

Use of estimates – Preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses and to disclose any material contingent amounts. Accordingly, actual results could differ from such estimates.

Cash – Cash consists of cash held in bank checking accounts. During the normal course of operations, cash balances may exceed federally insured limits. The Company believes it mitigates this risk by depositing at a major financial institution. The Company has not experienced any losses in these accounts and believes they are not exposed to any significant credit risk with respect to cash.

Accounts receivable – Accounts receivable are stated at unpaid balances. All balances are due within one year from December 31, 2013. No allowance has been recorded for uncollectible balances as management believes all amounts to be collectible.

Property and equipment – Property and equipment are stated at cost. Maintenance and repairs which do not extend the useful life of the respective assets are expensed as incurred. Depreciation is provided on the straight line method over the estimated useful lives of the assets of three to five years.

Accrued lease liabilities – The Company subleases office space for which it has not been relieved of its primary obligations. Expected costs to be incurred under these operating leases exceed anticipated revenue. Accordingly, the Company has accrued the total liability remaining over the terms of the leases.

Deferred revenue – Cash received for unearned subscriptions and prepaid customer insurance is recoded as deferred revenue. As of December 31, 2013, deferred revenue consisted of deferred subscription revenue and deferred insurance revenue of $157,791 and $34,158, respectively.

Concentrations – As of December 31, 2013, two vendors comprised approximately 93% of accounts receivable. The Company believes the risk of concentration is mitigated by its history with the vendors during which there have been no issues with collectability.

Financial instruments – Financial instruments included in the Company’s balance sheet consist of cash, accounts receivable, other receivables, accounts payable, accrued lease liabilities and other accrued expenses. The carrying amounts approximate fair value for all of the Company’s financial instruments.

Revenue recognition – Service revenue consists of monthly subscription and transaction fees and is recognized in the period the service is provided.

Customers purchase parcel insurance directly through Company software. Insurance revenue represents the gross amount charged to the customer for purchasing insurance and the related cost represents the amount paid to the insurance broker. Insurance revenue is recognized in the period the insured package is shipped.

Customers pay face value for postage purchased for use through the Company’s software and the funds are transferred from the customers through a holding account to the postage carriers. The Company does not recognize revenue for this postage.

Cost of sales – Cost of sales consists principally of service and support labor costs, credit card and processing fees, insurance broker fees and application hosting while performing the Company’s services.

Advertising – Media and other advertising costs are expensed as incurred. Advertising costs for the year ended December 31, 2013 were $399,498.

Income taxes – Limited liability companies doing business in Texas are subject to franchise taxes based on gross receipts. Federal income tax regulations provide that no income taxes are levied on a limited liability company. Instead, each member’s share of company profit or loss is reported on the member's separate income tax returns. Accordingly, no federal income taxes are provided for in the accompanying financial statements.

The Company has adopted the provisions related to accounting for uncertainty in income taxes, which defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has considered its tax positions and believes that all of the positions taken by the Company in its federal and state tax returns are more likely than not to be sustained upon examination. The Company files tax returns in the US federal jurisdictions and the state of Texas. With few exceptions, the Company is no longer subject to tax examinations by federal and state tax authorities for years before 2011.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment, at December 31, 2013, includes the following.

Furniture and equipment	$101,620
Software	5,587

107,207
Accumulated depreciation	(19,936)

$87,271

Depreciation expense totaled $16,599 for the year ended December 31, 2013.

NOTE 4 – OPERATING LEASES

The Company has entered into noncancelable operating lease agreements for three facilities in Austin, Texas requiring total monthly base payments of $22,151 expiring at various dates through December 31, 2015. Lease payments are adjusted annually per the agreements. Rent expense for the year ended December 31, 2013 was $138,998.

Minimum future annual lease payments as of December 31, 2013 are as follows.

2014	$252,814
2015	246,459

$499,273

The Company has entered into noncancelable operating sublease agreements for two properties under operating leases requiring total monthly payments of $8,853 expiring February 28, 2014 and December 31, 2015, respectively. Sublease rental income for the year ended December 31, 2013 was $17,105.

Minimum future annual sublease income as of December 31, 2013 is as follows.

2014	$81,996
2015	85,718

$167,714

NOTE 5 – RETIREMENT PLAN

The Company sponsors a 401(k) profit sharing plan which covers substantially all employees who have attained the age of 21 and completed a minimum of one month of service. Eligible employees may make discretionary salary deferral contributions to the plan. In addition, the Company may make matching contributions upon enrollment and profit sharing contributions after 1,000 hours of service, both at the discretion of the members. For the year ended December 31, 2013, the Company contributed $39,386 to the plan.

NOTE 6 – CONTINGENCIES

From time to time, the Company may become party to litigation incident to the ordinary course of business. The Company assesses the likelihood of any adverse judgments or outcomes with respect to these matters and determines loss contingency assessments on a gross basis after assessing the probability of incurrence of a loss and whether a loss is reasonably estimable. In addition, the Company considers other relevant factors that could impact its ability to reasonably estimate a loss. Subsequent to December 31, 2013, the Company was notified of potential litigation regarding patent infringement and an employee grievance. The determination of the facts and merits of the claims are ongoing and the ultimate outcomes are unknown. These claims did not exist as of the balance sheet date. No amounts have been accrued for these potential claims as of December 31, 2013.

Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that there are no additional claims or actions pending or threatened which would have a material adverse effect on its business, financial position, results of operations or cash flows.

NOTE 7 – STOCK BASED COMPENSATION

During February 2013, the Company sold a 10% membership interest in the Company for $10,000 under a restricted membership interest agreement with an officer of the Company. The membership interest vests monthly over 12 months as long as the restricted shareholder remains employed with the Company. In the event of termination of the restricted shareholder’s employment the Company has the right, but not the obligation, to repurchase any or all of the vested restricted ownership for the current fair value of the vested restricted common shares.  There was no share-based compensation awarded for the year ended December 31, 2013 as the sales price of the membership interest approximated fair value of the Company’s membership interest on the grant date based on an assessment by management of the Company.

NOTE 8 – SUBSEQUENT EVENTS

On June 16, 2014, Stamps.com (NASDAQ: STMP) announced the acquisition of the Company, effective June 10, 2014, for up-front consideration of $50 million in cash plus performance-linked earn-out consideration of up to 768,900 shares of Stamps.com common stock. At the close of acquisition, the Company will be fully-owned and consolidated by Stamps.com.

The Company has evaluated subsequent events for potential recognition and/or disclosure through August 7, 2014, the date which the financial statements were available to be issued.